Exhibit 99.1

Aegion Board of Directors Determines Unsolicited Third-Party Proposal Could Reasonably Be Expected to Result in a “Superior Proposal”

ST. LOUIS – March 22, 2021 – Aegion Corporation (NASDAQ: AEGN) today announced that its Board of Directors has determined, after consultation with its outside legal and financial advisors, that an unsolicited, non-binding proposal received from a third party (the “Third Party”) (the “Third-Party Proposal”) could reasonably be expected to result in a “Superior Proposal” as defined in Aegion’s merger agreement, as amended, with affiliates of New Mountain Capital, L.L.C. (“New Mountain”) (the “New Mountain Merger Agreement”).

Under the terms of the Third-Party Proposal, the Third Party would acquire all outstanding shares of Aegion common stock for $28.50 per share in cash. The Third-Party Proposal, at this point, is non-binding and subject to diligence to be conducted, among other things. As a result of the Board’s determination, the Company plans to enter into a confidentiality agreement and engage in diligence activities and discussions with the Third Party.

Aegion previously announced on March 15, 2021, that it had entered into an amended merger agreement with New Mountain to acquire all outstanding shares of Aegion common stock for $27.00 per share in cash, in a transaction valued at approximately $995 million. Aegion remains subject to the New Mountain Merger Agreement.

There can be no assurance that the discussions with the Third Party will result in the Aegion Board’s determination that the Third-Party Proposal is in fact a Superior Proposal or the consummation of a transaction that is superior to the pending transaction with New Mountain. Further, there can be no assurance that the terms of any new transaction will be the same as those reflected in the Third-Party Proposal.

Advisors

Centerview Partners LLC is serving as exclusive financial advisor to Aegion, and Shearman & Sterling LLP is serving as legal counsel.

About Aegion Corporation (NASDAQ: AEGN)

Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. For 50 years, the Company has played a pioneering role in finding innovative solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure.®

More information about Aegion can be found at www.aegion.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent the Company from specifically enforcing the obligations of Carter Intermediate, Inc. (Parent) and its wholly owned subsidiary, Carter Acquisition, Inc. (Merger Sub), under the merger agreement or recovering damages for any breach by Parent or Merger Sub; (2) the effects that any termination of the merger agreement may have on the Company or its business, including the risks that (a) the Company’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on the Company’s and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on the Company’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against the Company and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated or supplemented by subsequent reports that the Company has filed or files with the SEC. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Merger Sub and the Company. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company’s Investor Relations at kcason@aegion.com or 1.800.325.1159.

Participants in Solicitation

The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 10, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

For more information, contact:
Aegion Corporation
Katie Cason
Senior Vice President, Strategy and Communications
636-530-8000
kcason@aegion.com